Exhibit 5.2

[Letterhead of Troutman Pepper Locke LLP]

July 31, 2026

Mississippi Power Company
2992 West Beach Boulevard
Gulfport, Mississippi 39501
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as counsel to Mississippi Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2026 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company, and (2) Senior Notes (the “Senior Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the subordinated note indenture to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of June 1, 2023, as supplemented, between the Company and Regions Bank, as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.
In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

July 31, 2026

We are of the opinion that:
1. The Company is validly existing as a corporation under the laws of the State of Mississippi and has due corporate power to create the obligations arising under the Senior Notes and Junior Subordinated Notes.
2. With respect to any series of Senior Notes or Junior Subordinated Notes offered by the Company pursuant to the Registration Statement, when the Board of Directors of the Company or a duly authorized committee thereof has adopted appropriate resolutions to approve the issuance, sale and terms of such series of Senior Notes or Junior Subordinated Notes and related matters in accordance with laws of State of Mississippi and the Company’s Articles of Incorporation and Bylaws, such Senior Notes or Junior Subordinated Notes will have been duly authorized by all necessary corporate action on the part of the Company.
3. Upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.
In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I and with respect to matters of Mississippi law, we have relied on the opinion of Balch & Bingham LLP attached hereto as Annex II.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there

July 31, 2026

shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York and the State of Mississippi.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.
This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.
Very truly yours,

/s/ Troutman Pepper Locke LLP

Annex I

[Letterhead of Hunton Andrews Kurth LLP]

July 31, 2026

Troutman Pepper Locke LLP
Bank of America Plaza
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308-2216

Balch & Bingham LLP
1310 Twenty Fifth Avenue
Gulfport, Mississippi 39501-1931

Re: Mississippi Power Company Registration Statement on Form S-3

To the Addressees:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2026 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preferred Stock to be issued by Mississippi Power Company (the “Company”), (2) Senior Notes (the “Senior Notes”) to be issued by the Company and (3) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of June 1, 2023, as supplemented, between the Company and Regions Bank, as trustee (the “Senior Note Indenture”) and the Junior Subordinated Notes will be issued pursuant to the subordinated note indenture, to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.
In rendering the opinion set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion letter. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.
We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized

Troutman Pepper Locke LLP
Balch & Bingham LLP
July 31, 2026

committee thereof, when the Senior Notes and the Junior Subordinated Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes, as the case may be, will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

Troutman Pepper Locke LLP
Balch & Bingham LLP
July 31, 2026

This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/HUNTON ANDREWS KURTH LLP

Annex II

[Letterhead of Balch & Bingham LLP]

July 31, 2026

Troutman Pepper Locke LLP
600 Peachtree Street
Suite 3000
Atlanta, Georgia 30308

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:
We are acting as counsel to Mississippi Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2026 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company and (2) Senior Notes (the “Senior Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the subordinated note indenture to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of June 1, 2023, as supplemented, between the Company and Regions Bank, as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.
In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion letter. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

July 31, 2026

We are of the opinion that:
1. The Company is validly existing as a corporation under the laws of the State of Mississippi and has due corporate power to create the obligations arising under the Senior Notes and Junior Subordinated Notes.
2. With respect to any series of Senior Notes or Junior Subordinated Notes offered by the Company pursuant to the Registration Statement, when the Board of Directors of the Company or a duly authorized committee thereof has adopted appropriate resolutions to approve the issuance, sale and terms of such series of Senior Notes or Junior Subordinated Notes and related matters in accordance with laws of State of Mississippi and the Company’s Articles of Incorporation and Bylaws, such Senior Notes or Junior Subordinated Notes will have been duly authorized by all necessary corporate action on the part of the Company.
3. Upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.
In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached to your opinion as Annex I.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

July 31, 2026

The attorneys in this firm that are rendering this opinion are members of the State Bar of Mississippi, and we do not express any opinion herein concerning any law other than the law of the State of Mississippi and, to the extent set forth herein, the law of the State of New York.
This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours, /s/Balch & Bingham LLP BALCH & BINGHAM LLP